Exhibit 99.1

May 7, 2025

QuidelOrtho Reports First Quarter 2025 Financial Results
― Total revenue of $693 million, growth of 5% as reported and 6% in constant currency, excluding COVID-19 and Donor Screening ―
― Strong execution on cost-savings initiatives driving improved margins and profitability ―
― Company maintains full-year 2025 financial guidance ―

First Quarter 2025 Results
(all comparisons are to the prior year period)

•Total revenue was $693 million, as reported
◦Non-respiratory revenue was $573 million, which was flat to the prior year period as reported and an increase of 2% in constant currency
▪Labs revenue grew 5% as reported and 7% in constant currency
▪Donor Screening revenue declined by 62% as the Company continues to wind down the U.S. portion of that business
◦Respiratory revenue was $120 million; excluding COVID-19, respiratory revenue grew 11% as reported and in constant currency
•GAAP operating expenses1 of $240 million decreased by $24 million or 9%; non-GAAP operating expenses of $233 million decreased by $18 million or 7%, both driven by the Company’s cost-saving initiatives
•GAAP operating margin increased from (247%) to 5%; adjusted EBITDA margin was 23%, an increase of 450 basis points

SAN DIEGO, CA May 7, 2025 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in-vitro diagnostic technologies designed for point-of-care settings, clinical labs, and transfusion medicine, today announced financial results for the first quarter ended March 30, 2025.

“We delivered solid first quarter performance driven by growth in our Labs business and the strength of our recurring revenue business model,” said Brian J. Blaser, President and Chief Executive Officer, QuidelOrtho. “Our ongoing operational improvement initiatives contributed meaningfully to our results. We are proactively addressing macroenvironment operating challenges and maintaining our full-year 2025 financial guidance based on our current business outlook. As we look ahead, we remain committed to commercial excellence, margin expansion, and supporting our customers and the patients who rely on our products.”

First Quarter 2025

The Company reported total revenue for the first quarter of 2025 of $693 million, compared to $711 million in the prior year period. The decrease in total revenue was primarily due to lower COVID-19 and Donor Screening revenue compared to the prior year period. Foreign currency translation had an unfavorable impact of 150 basis points on the Company’s first quarter 2025 revenue.

GAAP diluted loss per share for the first quarter of 2025 was $0.19, compared to diluted loss per share of $25.50 in the prior year period. GAAP net loss for the first quarter of 2025 was $13 million, compared to $1.71 billion in the prior year period, which included a non-cash goodwill impairment charge of $1.74 billion. GAAP operating income for the first quarter of 2025 was $33 million, compared to an operating loss of $1.76 billion in the prior year period, and GAAP operating margin was 5%, compared to (247%) in the prior year period. First quarter 2025 results included $16 million in integration-related charges.

1 Operating expenses is comprised of Selling, marketing and administrative and Research and development expenses.

Adjusted diluted earnings per share (“EPS”) for the first quarter of 2025 was $0.74, compared to $0.44 in the prior year period. Adjusted EBITDA for the first quarter of 2025 was $160 million, compared to $132 million in the prior year period. Adjusted EBITDA margin for the first quarter of 2025 was 23%, compared to 19% in the prior year period. The year-over-year increase was driven by the Company’s cost-savings initiatives.

Full-year 2025 Financial Guidance

Based on its current business outlook, the Company is maintaining its fiscal 2025 financial guidance provided on February 12, 2025, as follows:

Total revenues (reported)	$2.60 - $2.81 billion*
Adjusted EBITDA	$575 – $615 million
Adjusted EBITDA margin	22%
Adjusted diluted EPS	$2.07 - $2.57
* Full-year 2025 total reported revenue is expected to be negatively impacted by foreign currency exchange of $29 million based on currency rates as of April 27, 2025. Please see page 6 of the First Quarter 2025 Financial Results presentation on the “Investor Relations” page of the Company’s website for the full list of assumptions on which the Company’s 2025 financial guidance is based.

A reconciliation of forward-looking non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. We are not, without unreasonable effort, able to reliably predict the impact of impairment charges and related tax benefits, employee compensation costs and other adjustments. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. In addition, the Company believes any such reconciliation would imply a degree of precision and certainty that could be confusing to investors. See "Forward-Looking Statements" and "Non-GAAP Financial Measures."

Conference Call Information

QuidelOrtho will hold a conference call beginning at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results. Interested parties can access the call on the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com. Presentation materials will also be posted to the “Events & Presentations” section of the Investor Relations page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-470-1428 (domestic) or +1 929-526-1599 (international) and entering Conference ID number 170283.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website under the “Events & Presentations” section.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in-vitro diagnostics, developing and manufacturing intelligent solutions that transform data into understanding and action for more people in more places every day.

Offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry, and transfusion medicine, bringing fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic. So that patients, clinicians and health officials can spot trends sooner, respond quicker and chart the course ahead with accuracy and confidence.

Building upon its many years of groundbreaking innovation, QuidelOrtho continues to partner with customers across the healthcare continuum and around the globe to forge a new diagnostic frontier. One where insights and solutions know no bounds, expertise seamlessly connects and a more informed path is illuminated for each of us.

Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial, integration and other strategic goals, financial guidance and related assumptions and other future financial condition and operating results, including expected results of operations or financial position, cost-savings and operational improvement initiatives, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek,” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of the date of this press release and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination of Quidel Corporation and Ortho Clinical Diagnostics Holdings plc; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those arising from the effects of announced or future or amended tariffs, trade policies and global trade relations, as well as others discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”), including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date of this press release. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial measures that are considered non-GAAP financial measures under applicable rules and regulations of the Commission, including but not limited to “constant currency revenue changes, excluding COVID-19 and Donor Screening revenues,” “constant currency non-respiratory revenue changes,” “constant currency Labs revenue changes,” “constant currency respiratory revenue changes, excluding COVID-19 revenue,” “non-GAAP operating expenses,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin,” and other non-GAAP financial measures included in the reconciliation tables accompanying this press release. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The

Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@quidelortho.com

Media Contact:
D. Nikki Wheeler
Senior Director, Corporate Communications
media@quidelortho.com

QuidelOrtho
Consolidated Statements of Operations
(Unaudited)
(In millions except per share data)

	Three Months Ended
	March 30, 2025	March 31, 2024
Total revenues	$692.8	$711.0
Cost of sales, excluding amortization of intangibles	349.5	378.9
Selling, marketing and administrative	187.0	204.7
Research and development	53.2	59.2
Amortization of intangible assets	48.0	51.7
Integration related costs	16.1	22.6
Goodwill impairment charge	—	1,743.9
Other operating expenses	6.4	8.0
Operating income (loss)	32.6	(1,758.0)
Interest expense, net	40.0	39.0
Other expense, net	1.4	1.9
Loss before income taxes	(8.8)	(1,798.9)
Provision for (benefit from) income taxes	3.9	(92.9)
Net loss	$(12.7)	$(1,706.0)
Basic loss per share	$(0.19)	$(25.50)
Diluted loss per share	$(0.19)	$(25.50)
Weighted-average shares outstanding - basic	67.5	66.9
Weighted-average shares outstanding - diluted	67.5	66.9

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	March 30, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$127.1	$98.3
Accounts receivable, net	286.0	282.4
Inventories	563.2	533.7
Prepaid expenses and other current assets	239.8	262.4
Assets held for sale	42.1	42.1
Total current assets	1,258.2	1,218.9
Property, plant and equipment, net	1,399.4	1,380.2
Right-of-use assets	165.0	168.7
Goodwill	670.9	649.5
Intangible assets, net	2,697.9	2,735.6
Other assets	270.2	270.7
Total assets	$6,461.6	$6,423.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$230.9	$246.0
Accrued payroll and related expenses	135.3	116.9
Income tax payable	5.8	5.4
Current portion of borrowings	393.8	341.8
Other current liabilities	281.4	288.7
Total current liabilities	1,047.2	998.8
Operating lease liabilities	163.3	167.2
Long-term borrowings	2,105.9	2,141.3
Deferred tax liabilities	78.2	76.5
Other liabilities	69.8	55.3
Total liabilities	3,464.4	3,439.1
Total stockholders’ equity	2,997.2	2,984.5
Total liabilities and stockholders’ equity	$6,461.6	$6,423.6

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Three Months Ended
	March 30, 2025	March 31, 2024
Cash provided by (used for) operating activities	$65.6	$(0.7)
Cash used for investing activities	(56.2)	(20.2)
Cash provided by (used for) financing activities	17.6	(18.5)
Effect of exchange rates on cash	1.7	(1.1)
Net increase (decrease) in cash, cash equivalents and restricted cash	28.7	(40.5)
Cash, cash equivalents and restricted cash at beginning of period	98.5	119.5
Cash, cash equivalents and restricted cash at end of period	$127.2	$79.0

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$127.1	$78.5
Restricted cash in Other assets	0.1	0.5
Cash, cash equivalents and restricted cash	$127.2	$79.0

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended
	March 30, 2025	Diluted EPS	March 31, 2024	Diluted EPS
Net loss	$(12.7)	$(0.19)	$(1,706.0)	$(25.50)
Adjustments:
Amortization of intangibles	48.0		51.7
Integration related costs	16.1		22.6
Goodwill impairment charge	—		1,743.9
Incremental depreciation on PP&E fair value adjustment	5.2		9.1
Amortization of deferred cloud computing implementation costs	4.3		2.9
EU medical device regulation transition costs	0.2		0.6
Employee compensation charges	—		5.6
Other adjustments	0.9		1.4
Income tax impact of adjustments	(10.2)		(101.4)
Discrete tax items	(1.6)		(0.6)
Adjusted net income	$50.2	$0.74	$29.8	$0.44
Weighted-average shares outstanding - diluted		67.9		67.3

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended March 30, 2025			Three Months Ended March 31, 2024
	GAAP	Adjustments(a)	Non-GAAP	GAAP	Adjustments(a)	Non-GAAP
Selling, marketing and administrative	$187.0	$(6.8)	$180.2	$204.7	$(12.3)	$192.4
Research and development	53.2	(0.5)	52.7	59.2	(0.8)	58.4
Operating expenses	$240.2	$(7.3)	$232.9	$263.9	$(13.1)	$250.8

(a) Includes the following non-GAAP adjustments: amortization of deferred cloud computing implementation costs, incremental depreciation on PP&E fair value adjustment, employee compensation charges, EU medical device regulation transition costs and other adjustments.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
Net loss	$(12.7)	$(1,706.0)
Depreciation and amortization	107.1	114.9
Interest expense, net	40.0	39.0
Provision for (benefit from) income taxes	3.9	(92.9)
Integration related costs	16.1	22.6
Goodwill impairment charge	—	1,743.9
Amortization of deferred cloud computing implementation costs	4.3	2.9
EU medical device regulation transition costs	0.2	0.6
Employee compensation charges	—	5.6
Other adjustments	0.9	1.4
Adjusted EBITDA	$159.8	$132.0

Total revenues	$692.8	$711.0
Adjusted EBITDA margin	23.1%	18.6%

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Respiratory revenues	$119.8	$137.3	(12.7)%	(0.1)%	(12.6)%	(23.4)%	10.8%
Non-Respiratory revenues	573.0	573.7	(0.1)%	(1.8)%	1.7%	—%	1.7%
Total revenues	$692.8	$711.0	(2.6)%	(1.5)%	(1.1)%	(4.0)%	2.9%

	Three Months Ended
	March 30, 2025	March 31, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Labs	$373.1	$356.9	4.5%	(2.2)%	6.7%	(0.1)%	6.8%
Immunohematology	128.5	127.0	1.2%	(2.5)%	3.7%	—%	3.7%
Donor Screening	12.8	33.3	(61.6)%	(0.1)%	(61.5)%	—%	(61.5)%
Point of Care	170.8	186.6	(8.5)%	(0.1)%	(8.4)%	(15.9)%	7.5%
Molecular Diagnostics	7.6	7.2	5.6%	(1.6)%	7.2%	(3.6)%	10.8%
Total revenues	$692.8	$711.0	(2.6)%	(1.5)%	(1.1)%	(4.0)%	2.9%

	Three Months Ended
	March 30, 2025	March 31, 2024	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
North America	$406.7	$433.9	(6.3)%	0.2%	(6.5)%	(5.9)%	(0.6)%
EMEA	88.9	84.8	4.8%	(3.8)%	8.6%	(0.3)%	8.9%
China	75.0	76.1	(1.4)%	(1.3)%	(0.1)%	—%	(0.1)%
Other	122.2	116.2	5.2%	(7.1)%	12.3%	(0.7)%	13.0%
Total revenues	$692.8	$711.0	(2.6)%	(1.5)%	(1.1)%	(4.0)%	2.9%
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Revenue excluding COVID-19 and Donor Screening
(In millions, unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024	% Change	Currency Impact	Constant Currency (a)
Total revenues	$692.8	$711.0	(2.6)%	(1.5)%	(1.1)%
COVID-19 revenue	(23.4)	(50.2)
Donor Screening revenue	(12.8)	(33.3)
Total revenue, excluding COVID-19 and Donor Screening	$656.6	$627.5	4.6%	(1.8)%	6.4%

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Respiratory Revenue excluding COVID-19
(In millions, unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$119.8	$137.3	(12.7)%	(0.1)%	(12.6)%
COVID-19 revenue	(23.4)	(50.2)
Total respiratory revenue, excluding COVID-19	$96.4	$87.1	10.7%	(0.1)%	10.8%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.